Exhibit 99.1

PRESS RELEASE

Blackbaud Acquires EVERFI, a SaaS Leader Powering Corporate ESG and CSR Initiatives that Reach Millions of Learners Each Year

Acquisition doubles Blackbaud’s total addressable market (TAM) to more than $20 billion, presents substantial cross-sell opportunity with YourCause® from Blackbaud and is expected to be significantly accretive to revenue growth in 2022, pulling forward the company’s timeline to achieve long-term financial goals

EVERFI’s executive team led by founder and CEO Tom Davidson to join Blackbaud with a focus on growth in the corporate sector

Charleston, S.C. and Washington, D.C. (January 3, 2022) — Blackbaud (NASDAQ: BLKB), the world’s leading cloud software company powering social good, today announced it has acquired global social impact technology leader EVERFI in a cash and stock transaction for approximately $750 million, subject to certain customary adjustments.

EVERFI, headquartered in Washington, D.C., has pioneered the field of Impact-as-a-Service™ (IaaS). Through a combination of cloud-based software and its unique community engagement ecosystem, EVERFI enables private, public and social sector organizations to respond to some of today’s most pressing challenges through education, activating community engagement at scale, delivered as a service. Through its technology and learning platform, EVERFI has reached more than 45 million learners globally, in addition to delivering critical insight to its corporate partners so they can measure and amplify the impact of the educational programs they are driving in support of their environmental, social and governance (ESG) and corporate social responsibility (CSR) goals.

Together, Blackbaud and EVERFI will strengthen the technology and data-driven impact space, benefiting companies committed to social impact—and through them, will drive meaningful outcomes that build a better world. The combination brings together a vast network of K-12 schools, a strong enterprise customer base, recognized excellence in the ESG and CSR sectors, and complementary offerings that will grow the IaaS vision. EVERFI’s executive team and CEO Tom Davidson will join Blackbaud focused on accelerating expansion efforts.

“As companies continue to invest further in ESG and CSR programs to both give back and meet regulatory demands, they need a partner who can help connect their philanthropic goals to meaningful social impact opportunities,” said Mike Gianoni, president and CEO, Blackbaud. “Blackbaud and EVERFI will work together to realize a shared vision of measurable social impact through world-class technology.”

“Blackbaud and EVERFI have similar cultures and a strong sense of purpose,” said Tom Davidson, CEO, EVERFI. “Together we offer an unparalleled commitment to customers, innovation and data-driven social impact, making us the one distinctive leader in the social impact space. EVERFI’s software powers some of the largest ESG and CSR initiatives in the world, and this alignment will drive impact for millions of learners every year.”

Strategic Rationale
•Strengthens the Social Good Technology Space: The acquisition advances Blackbaud’s position as a leader in the rapidly evolving ESG and CSR spaces. Together, the companies will be a leading partner to help corporations drive meaningful social impact across a large span of technology-enabled program areas, from community education to volunteering to grantmaking to philanthropy.

PRESS RELEASE
•Doubles Total Addressable Market (TAM): The acquisition doubles Blackbaud’s TAM to more than $20 billion with over half of Blackbaud’s addressable opportunity now in the corporate sector, underpinned by long-term ESG growth trends and strong enterprise corporate relationships.
•Accelerates Revenue Growth: EVERFI is expected to be immediately accretive to Blackbaud’s revenue growth profile, adding an estimated $120 million in 2022 revenue with a year-on-year growth rate approaching 20%. This acquisition combined with recent company performance allows Blackbaud to significantly pull forward the timeline for achieving its long-term goal of mid-to-high single digit organic revenue growth—beginning in 2022.
•Significant Cross-Sell Opportunities with Complementary Offerings: The addition of EVERFI, coupled with Blackbaud’s existing YourCause offerings, will enable corporate customers to accelerate their programs’ impact in the social good community. Both companies have substantial penetration with Fortune 500 customers but minimal customer overlap and will pursue revenue synergies in the form of cross-selling and upselling. In the education sector, EVERFI’s strong presence in the K-12 public school space complements Blackbaud’s strong presence in the K-12 private school and higher education markets.

Transaction Details
Under the terms of the agreement, EVERFI shareholders will receive total consideration of approximately $750 million, subject to certain customary adjustments. The consideration for the transaction is approximately $450 million in cash and 3,844,423 shares of the company's common stock, valued at approximately $300 million. The cash portion was financed with a combination of cash on hand and new borrowing under Blackbaud's credit facilities. Goldman, Sachs & Co. served as exclusive financial advisor to EVERFI, and DLA Piper served as legal counsel. Sidley Austin LLP served as legal counsel to Blackbaud. The company expects pro forma net leverage at closing to be approximately 3.4x and anticipates rapid deleveraging driven by strong free cash flow, consistent with Blackbaud’s previous practices regarding leverage following acquisitions. Additional details regarding the transaction and strategic rationale can be found in the supplemental presentation posted on Blackbaud's Investor Relations webpage.

Full Year 2022 Outlook
Blackbaud reiterates its full year 2021 outlook provided Nov. 3, 2021, and available on the company’s investor relations webpage. The company expects to provide full year 2022 outlook, pro forma for the acquisition, when it reports its fourth quarter and full year 2021 financial results.

Conference Call Scheduled for Jan. 4, 2022, at 8 a.m. ET
Blackbaud and EVERFI executives will comment on the acquisition of EVERFI Tuesday, Jan. 4, 2022, during a live conference call, which is scheduled to begin at 8 a.m. ET. Analysts, investors, press and other interested parties can participate in the call by dialing 1-877-407-3088 (US/Canada) or by joining the webcast via Blackbaud's Investor Relations webpage. The call will last approximately 30 minutes and an audio archive of the call will be made available later in the day. Questions related to accessing the conference call can be directed to Blackbaud Investor Relations at ir@blackbaud.com.

PRESS RELEASE
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world's leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for four decades, Blackbaud is headquartered in Charleston, South Carolina, and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

About EVERFI
EVERFI is an international technology company driving social impact through education to address the most challenging issues affecting society ranging from financial wellness to mental health to workplace conduct and other critical topics. Founded in 2008, EVERFI’s Impact-as-a-Service™ solution and digital educational content have reached more than 45 million learners globally. In 2020, the company was recognized as one of the World’s Most Innovative Companies by Fast Company and was featured on Fortune Magazine’s Impact 20 List. The company was also named to the 2021 GSV EdTech 150, a list of the most transformative growth companies in digital learning. Some of America’s leading CEOs and venture capital firms served as early investors of EVERFI including Amazon founder and CEO Jeff Bezos, Google Chairman Eric Schmidt, Twitter founder Evan Williams, as well as Advance, Rethink Education, Rethink Impact, The Rise Fund, and TPG Growth. To learn more about EVERFI please visit EVERFI.com or follow us on Facebook, Instagram, LinkedIn, or Twitter @EVERFI.

Media Inquiries
media@blackbaud.com
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our borrowings and leverage; risks related to potential dilution from the issuance of common stock; risks related to our share repurchase program; risks relating to restrictions imposed by our credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.